Exhibit 99.906CERT

Certification Under Section 906
of the Sarbanes-Oxley Act of 2002

Thomas P. Majewski, Principal Executive Officer, and Alena Umnova, Principal Financial Officer of Eagle Point Enhanced Income Trust (the “registrant”), each certify to the best of his knowledge that:

1.	The registrant’s periodic report on Form N-CSR for the year ended September 30, 2025 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Principal Executive Officer	Principal Financial Officer
Eagle Point Enhanced Income Trust	Eagle Point Enhanced Income Trust

/s/ Thomas P. Majewski	/s/ Alena Umnova
Thomas P. Majewski	Alena Umnova
Date: November 26, 2025	Date: November 26, 2025

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.